UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2011 (July 13, 2011)

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-34892	27-2377517
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

424 Lewis Hargett Circle, Suite 250

Lexington, Kentucky 40503

(Address of principal executive office) (Zip Code)

(859) 389-6500

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01        Entry into Material Definitive Agreement.

On July 13, 2011, Rhino Resource Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Rhino GP LLC (the “General Partner” and together with the Partnership, the “Partnership Parties”) and Raymond James & Associates, Inc., as representative of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 2,500,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $24.50 per Common Unit ($23.275 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters a 30-day option (the “Option”) to purchase up to an additional 375,000 Common Units (the “Optional Units”) to cover over-allotments, if any, on the same terms.  The material terms of the Offering are described in the prospectus, dated July 13, 2011 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on July 13, 2011 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-175138), initially filed by the Partnership on June 24, 2011.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on July 18, 2011. The Partnership will receive proceeds from the Offering (net of underwriting discounts and after deducting estimated offering expenses) of approximately $57.7 million (the “Net Proceeds”). As described in the Prospectus, the Partnership will use the Net Proceeds and the GP Contribution of approximately $1.2 million to maintain its 2.0% general partner interest in the Partnership (the “GP Contribution”) to repay indebtedness outstanding under the Partnership’s revolving credit facility (the “Credit Facility”).  The Partnership will use the net proceeds of the sale of Optional Units, if any, to repay additional indebtedness outstanding under the Credit Facility.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters may from time to time in the future provide investment banking and financial advisory and other financial services in the ordinary course of their business for the Partnership and its affiliates for which they may receive customary advisory or transaction fees, as applicable, plus out-of-pocket expenses. Affiliates of Raymond James & Associates, Inc. and RBC Capital Markets, LLC are lenders under the Credit Facility, and will receive their pro rata portion of the Net Proceeds and the GP Contribution through the repayment of borrowings they have extended under the Credit Facility. Upon application of the Net Proceeds and the GP Contribution, there will be approximately $115.8 million of indebtedness outstanding under the Credit Facility.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 7.01          Regulation FD Disclosure

On July 13, 2011, the Partnership issued a press release announcing that it has priced its Offering of 2,500,000 Common Units. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

1.1	Underwriting Agreement dated July 13, 2011

99.1	Press Release issued by Rhino Resource Partners LP, dated July 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
Its General Partner
Dated: July 13, 2011
	By:	/s/ Joseph R. Miller
	Name:	Joseph R. Miller
	Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Document

1.1	Underwriting Agreement dated July 13, 2011

99.1	Press Release issued by Rhino Resource Partners LP, dated July 13, 2011